UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

SKY PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5605 FM 423 Suite 500 Frisco, Texas 75036

(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code: (469) 333-7104

                                       N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A		N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement

As disclosed by Sky Petroleum Inc (the “Company”) in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 12, 2021, Sastaro Limited, a Texas corporation (the “Sastaro”) and wholly owned subsidiary of the Company, and Unity Accipiter Corporation, a Delaware corporation (“UAC,” together with Sastaro, the “Parties”), entered into a joint venture agreement dated July 3, 2021 (the “Agreement”), to establish a joint venture (the “UAC Joint Venture”). The Agreement was mutually terminated as of February 1, 2023, prior to establishing the UAC Joint Venture and prior to the commencement or performance of any material activity under the Agreement. The Company incurred no early termination penalties and had no material relationship with UAC other than in respect of the Agreement.

Item 8.01. Other Events

As disclosed by the Company in a Current Report on Form 8-K filed with the Commission on May 18, 2021, the Company entered into a memorandum of understanding (the “MOU”) with Himmelhoch Petroleum & Gas limited PTY, a South Africa corporation (“HPG,” together with the Company, the “Parties”) to establish a joint venture (the “HPG Joint Venture”). The MOU was mutually terminated as of February 1, 2023, prior to establishing the HPG Joint Venture and prior to the commencement or performance of any material activity under the MOU. The Company incurred no early termination penalties and had no material relationship with HPG other than in respect of the MOU.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.

Date: February 16, 2023	By: /s/ Karim Jobanputra
Karim Jobanputra
Chief Executive Officer